UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of Earliest Event Reported):	September 12, 2005

Landstar System, Inc.
__________________________________________
(Exact name of registrant as specified in its charter)

Delaware	0-21238	06-1313069
_____________________ (State or other jurisdiction	_____________ (Commission	______________ (I.R.S. Employer
of incorporation)	File Number)	Identification No.)

13410 Sutton Park Drive South, Jacksonville, Florida		32224
_________________________________ (Address of principal executive offices)		___________ (Zip Code)

Registrant’s telephone number, including area code:	904-398-9400

Not Applicable
______________________________________________
Former name or former address, if changed since last report

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

[  ]  Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
[  ]  Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
[  ]  Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
[  ]  Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

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Item 1.01 Entry into a Material Definitive Agreement.

On September 12, 2005, Landstar Express America, Inc., a wholly owned subsidiary of Landstar System, Inc., hereafter collectively referred to as ("Landstar"), entered into an Amendment of Solicitation/ Modification of Contract (the "Amendment") with the United States Federal Aviation Administration ("FAA"), which amends the Solicitation, Offer and Award Agreement entered into with the United States Department of Transportation/FAA on October 1, 2002, as previously amended on January 31, 2003, January 1, 2004, and January 10, 2005 (as amended, the "Agreement").

Pursuant to the Agreement, Landstar agrees to provide emergency transportation services in support of U.S. federal government (the "Government") disaster relief efforts, up to an annual maximum amount of $100,000,000. These services include arranging, coordinating, monitoring and controlling shipments for emergency relief efforts from receipt of a request for shipment through final delivery. Due to the increased need for such services as a result of Hurricane Katrina, the parties to the Agreement entered into an Amendment to increase the total maximum value of orders for transportation services for calendar year 2005 from $100,000,000 to $400,000,000.

Under the Agreement, the Government places orders for various forms of transportation capacity, including both air and ground assets, for the movement of goods and people with Landstar and draws upon this capacity as needed. Landstar realizes revenue under the contract only when transportation services are actually completed. The Government can unilaterally terminate the Agreement if it determines that such cancellation is in its best interest. The Government can also terminate the Agreement if Landstar is in default under the Agreement. The Agreement contains default provisions that are typical for this type of government contract. The Agreement was previously amended to extend the term of the Agreement through December 31, 2006.

Item 8.01 Other Events.

As of September 14, 2005, Landstar has received orders for various forms of transportation capacity under the Agreement in connection with Hurricane Katrina which are expected to result in revenue within a range of $125,000,000 to $160,000,000. Landstar management expects draws upon these orders to positively impact its revenues for the third and fourth quarters of the 2005 fiscal year and also the 2006 fiscal year. Management expects the Government’s orders to continue to increase. The Government has the right to cancel an order in whole or part at any time without penalty until the related transportation services have been provided. During 2005, Landstar previously recognized approximately $22,000,000 of revenue for transportation services provided under the Agreement related to relief efforts other than those attributable to Katrina. Landstar management cannot predict with any degree of certainty what portion of the Government’s current orders for transportation capacity or any future increases in such orders will ultimately be realized as revenue or, if such revenue is realized, the timing of such revenue recognition. Landstar’s inability to predict the timing of such revenue recognition, if any, is due, in part, to the nature of the orders received under the Agreement. For example, a portion of the orders already received relate to the provision of transportation services that will extend past the end of Landstar’s 2005 fiscal third quarter.

The preceding paragraph is a “safe harbor” statement under the Private Securities Litigation Reform Act of 1995. Statements contained in this Form 8-K that are not based on historical facts are “forward-looking statements.” This Item and other sections of this Form 8-K contain forward-looking statements, such as statements which relate to Landstar’s business objectives, plans, strategies and expectations. Terms such as “anticipates,” “believes,” “estimates,” “expects,” “plans,” “predicts,” “may,” “should,” “could,” “will,” the negative thereof and similar expressions are intended to identify forward-looking statements. Such statements are by nature subject to uncertainties and risks, including but not limited to: the operational, financial or legal risks or uncertainties detailed in Landstar’s Form 10-K for the 2004 fiscal year, described in the section Factors That May Affect Future Results and/or Forward-Looking Statements or in Landstar’s other Securities and Exchange Commission filings from time to time. These risks and uncertainties could cause actual results or events to differ materially from historical results or those anticipated. Investors should not place undue reliance on such forward-looking statements and Landstar undertakes no obligation to publicly update or revise any forward-looking statements.

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SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Landstar System, Inc.

September 15, 2005	By:	/S/ Robert C. LaRose

Name: Robert C. LaRose
Title: Executive Vice President and Chief Financial Officer